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                                                                    EXHIBIT 21.1

Nextel International (Delaware), Ltd. (Delaware)
Nextel International (Services), Ltd. (Delaware)
Nextel International (Japan), Ltd. (Delaware)
McCaw International (Brazil), Ltd. (Virginia)
Nextel International Investment Company (Delaware)
Nextel International (Mexico), Ltd. (Delaware)
Airfone Holdings, Inc. (Delaware)
Nextel International (Holdings), Ltd. (Cayman Islands)
Nextel International (Philippines) LLC (Cayman Islands)
Nextel International (Argentina) LLC (Cayman Islands)
Nextel International (Peru) LLC (Cayman Islands)
Nextel International (Argentina) Ltd. (Cayman Islands)
Nextel International (Chile) LLC (Cayman Islands)
Nextel del Peru, SA (Peru)
Nextel Argentina S.R.L. (Argentina)
Orient Holdings Limited (Hong Kong)
Emerald Investments, Inc. (Philippines)
Nextel International Asia Holdings Limited (Hong Kong)
Comunicaciones Nextel de Mexico S.A. de CV (Mexico)
Butler George International Corp. (British Virgin Islands)
Art Consult International S/A (British Virgin Islands)
Nextel S.A. (Brazil)
Nextel Telecomunicacoes Ltda. (Brazil)
Promobile Telecomunicacoes Ltda. (Brazil)
Telemobile Telecomunicacoes Ltda. (Brazil)
Nextel SME Ltda. (Brazil)
Master-Tec Industria e Comercio de Produtos Electronicos Ltda. (Brazil) Telecomunicacoes Brastel Ltda. (Brazil)
Sistemas de Comunicaciones Troncales S.A. de C.V. (Mexico)
Multifon S.A. de CV (Mexico)
Comunicacion Integral San Luis S.A. de C.V. (Mexico)
Radiophone S.A. de C.V. (Mexico)
Servicios Protel S.A. de C.V. (Mexico)
Nextel de Mexico, S.A. de C.V. (Mexico)
Servicios de Radiocomunicacion Movil de Mexico, S.A. de C.V. (Mexico) Inversiones Nextel de Mexico, S.A. de C.V. (Mexico)
Comercializadora Protel S.A. de C.V. (Mexico)
Fonotransportes Nacionales S.A. de C.V. (Mexico)
Arrendadora de Equipos Para Telecomunicaciones, S.A. de C.V. (Mexico) Teletransportes Integrales, S.A. de C.V. (Mexico)
Latin Holding I (Cayman Islands)
Latin Holding II (Cayman Islands)
Latin Holding III (Cayman Islands)
Latin Holding IV (Cayman Islands)
Comunicaciones Multikom Limitada (Chile)
Distribuidora Multitek Limitada (Chile)
Comunicaciones Multitrunking Limitada (Chile)
Top Mega Enterprises, Limited (Hong Kong)
Joyce Link Holdings, Ltd. (Hong Kong)
Foodcamp Industries and Marketing, Inc. (Philippines)
SMR Direct Cayman Corp. (Cayman Islands)
Centennial Cayman Corp. (Cayman Islands)
CCC Holdings Peru S.R.L. (Peru)
Centennial Cayman Corp. Chile Ltda. (Chile)
Andean Cayman Corp. (Cayman Islands)
SMR Direct Peru S.R.L. (Peru)
C-Comunica S.R.L. (Peru)
Transnet del Peru S.R.L (Peru)
SMR Direct Cayman Corp. Chile Ltda. (Chile)
Telecomunicaciones y Servicios S.A. (Chile)
Trunking S.A. (Chile)
Dial Page S.A. (Chile)
Mobile S.A. (Chile)
Nextel Communications Philippines, Inc. (Philippines)